UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

RMB Facility Agreement

On August 10, 2012, Solitario Exploration & Royalty Corp. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with RMB Australia Holdings Limited, an Australian corporation (“RMBAH” or the “Finance Party”), and RMB Resources Inc., a Delaware corporation (“RMBR” or the “Agent”).

Under the Facility Agreement, the Company may borrow up to $5,000,000 from the Finance Party at any time during the 24 month period commencing on the date of initial funding (the “Availability Period”), after which time any undrawn portion of the $5,000,000 commitment will be cancelled and will no longer be available for drawdown. The Company will borrow an initial amount of $1,500,000 at the initial funding, which will be deposited in a proceeds account. The Company may withdraw funds from the proceeds account only for permitted expenditures with written approval of the Agent. The Company intends to utilize the funds from the initial funding to pay the balance remaining on the facility arrangement fee of $175,000, to pay certain legal expenses related to the Facility Agreement, and to reduce outstanding short-term margin loans.

The Facility Agreement requires the Company to use proceeds from any borrowing only for approved expenditures including: (i) ongoing permitting and other pre-development efforts at its Mt. Hamilton gold project; (ii) ongoing earn-in payments related to Mount Hamilton LLC (“MH-LLC”), the Company’s 80% owned subsidiary, which owns the Mt. Hamilton project; (iii) general corporate purposes as set forth in a corporate and project budget approved by the Finance Party; and (iv) for any other purpose approved by the Finance Party.

The Facility Agreement is subject to a $250,000 arrangement fee, of which $75,000 has already been paid and the balance of which is payable upon the initial funding under the Facility Agreement and matures on the earlier to occur of (i) 36 months from the date of initial funding or (ii) the date on which financing is made available to MH-LLC for purposes of placing the Mt. Hamilton project into commercial production . Amounts borrowed under the Facility Agreement, including amounts in the proceeds account, will bear interest at LIBOR plus 5%, payable in arrears on the last day of each quarterly interest period as long as there are outstanding balances due under the Facility Agreement. Outstanding amounts under the Facility Agreement may be repaid at any time without penalty. Any amounts repaid may not be redrawn under the Facility Agreement.

Pursuant to the Facility Agreement, the Company has committed to issue 1,624,748 warrants (the “Warrants”) to the Finance Party as partial consideration for financing services provided in connection with the Facility Agreement. Each Warrant entitles the holder to purchase one common share (the “Warrant Shares”) of the Company pursuant to the terms and conditions of the Warrant. The Warrants expire 36 months from their date of issuance and have an exercise price of $1.5387 per Warrant Share, subject to customary anti-dilution adjustments. The Company has agreed to use its best efforts to register the resale of the Warrant Shares (as defined below) with the U.S. Securities and Exchange Commission promptly following the execution of the Facility Agreement. Issuance of the Warrants is subject to the receipt of required approvals of NYSE MKT and the Toronto Stock Exchange (“TSX”) and is a condition to the Finance Party’s obligation to provide funding under the Facility Agreement.

Borrowings under the Facility Agreement are secured by a lien on the Company’s 80% interest in MH-LLC as well as a general security interest in the Company’s remaining assets.

The Facility Agreement contains various financial and operational covenants that impose limitations on the Company. These include, among other things, limitations and covenants regarding: (i) the conduct of the Mt. Hamilton project and use of related assets; (ii) compliance with applicable laws and permits; (iii) mining rights at the Mt. Hamilton project; (iv) the Company’s corporate budget; (v) provision of information; (vi) maintenance of accounting records; (vii) maintenance of corporate existence; (viii) compliance with certain material agreements; (ix) payment of indebtedness and taxes; (x) amendments to existing agreements relating to the Mt. Hamilton project or entry into any such agreements; (xi) amendments to governing documents; (xii) disposition of or encumbrance of certain assets; (xii) engaging in other lines of business; (xiv) incurrence of indebtedness; (xv) related party transactions; (xvi) creation of new subsidiaries; (xvii) dividends and other distributions; (xiii) maintenance of the

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property securing the Facility Agreement; (xix) insurance; (xx) subordination of intercompany claims; (xxi) tradeability of the Warrant Shares under United States and Canadian securities laws; (xxii) registration of the Warrant Shares under United States securities laws; (xxiii) maintenance of listing status on the NYSE MKT and status as a registrant under United States Security laws; and maintenance of listing status on the TSX and status as a reporting issuer under Canadian securities laws.

Subject in certain cases to applicable notice provisions and cure periods, events of default under the Facility Agreement include, without limitation: (i) failure to make payments when due; (ii) certain misrepresentations under the Facility Agreement and certain other documents; (iii) breach of financial covenants in the Facility Agreement; (iv) breach of other covenants in the Facility Agreement and certain other documents; (v) loss of certain mineral rights; (vi) compulsory acquisition or expropriation of certain secured property by a government agency; (vii) certain cross-defaults on other indebtedness of the Company; (viii) entry of certain judgments against the Company that are not paid or satisfied; (ix) enforcement of encumbrances against a material asset of the Company (or any such encumbrance becomes capable of being enforced); (x) events of liquidation, receivership or insolvency of the Company; (xi) maintenance of listing status on the TSX or NYSE MKT exchange and status as a registrant under United States securities laws and reporting issuer under Canadian securities laws; (xii) the occurrence or non-occurrence, as applicable, of certain events or circumstances pertaining to MH-LLC and/or the Mt. Hamilton project; or (xiii) occurrence of any event which has or is reasonably likely to have a material adverse effect on the assets, business or operations of the Company, its ability to perform under the Facility Agreement and other transaction documents, the rights of the Finance Party or the enforceability of a transaction document. The Facility Agreement provides that in the event of default, the Finance Party may declare that the debts and monetary liabilities of the Company are immediately due and payable and/or cancel the credit facility.

Amendment of Letter of Intent with Ely Gold and Minerals

In connection with the execution of the Facility Agreement, RMBAH, RMBR, Solitario, Ely Gold and Minerals, Inc. (Ely), and DHI Minerals (US), Ltd. (“DHI-US”) entered into an agreement (the Side Agreement), which among other things modified the letter of Intent dated August 26, 2010 between Solitario, Ely and DHI-US (the “Letter of Intent”). The Side Agreement (i) clarified certain regulatory requirements related to Solitario’s obligation to subscribe for Ely shares, proceeds of which are to be used to repay the debt owed by Ely to Augusta Resources Corporation; (ii) modified the earliest date that Solitario could subscribe for these shares to May 1, 2013; (iii) accelerated the dates of required subscription for Ely shares from on or before June 1, 2013, June 1, 2014 and June 1, 2015, respectively, to no earlier than May 1, 2013, on or before May 1, 2014 and on or before May 1, 2015; and (iv) gave Ely the right to reduce the aggregate purchase price and the related number of Ely shares that Solitario could subscribe for under the Letter of intent and that Ely would contribute the amount of such reduction toward payment due to Augusta.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, Form of Warrant, Security Agreement Pledge Agreement and Side Agreement attached hereto as Exhibits 10.1 through 10.5 and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant
The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Securities
The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference herein. The Company did not pay any underwriting discounts or commissions in connection with the issuance of the Warrants, and will not pay any underwriting discounts or commissions in connection with the issuance, if any, of any Warrant Shares. The issuance of the Warrants was made, and the issuance of the Warrant Shares, if any, will be made, in a private placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 (assuming that the Warrant Shares are issued to the Finance Party in accordance with the terms of the Warrants and the Facility Agreement).

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Facility Agreement dated August 10, 2012 between Solitario, RMBAH and RMBR.

99.2	Form of Warrant Certificate.

99.3	Security Agreement dated August 10, 2012 between Solitario, RMBAH and RMBR.

99.4	Pledge Agreement dated August 10, 2012 between Solitario, RMBAH and RMBR.

99.5	Side Agreement dated August 10, 2012 between Solitario, RMBAH, RMBR, DHI-US and Ely

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 15, 2012

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer